                                                                   Exhibit 10(t)



                               THIRD AMENDMENT OF
                               ------------------
                             HELLER FINANCIAL, INC.
                             ----------------------
                        SAVINGS AND PROFIT SHARING PLAN
                        -------------------------------



          WHEREAS, Heller Financial, Inc. (the "Company") maintains the Heller Financial, Inc. Savings and Profit Sharing Plan, as amended and restated effective as of January 1, 1989, (the "Plan") for the benefit of its eligible employees and the eligible employees of its affiliates that adopt the Plan with the Company's consent; and

          WHEREAS, the Plan has previously been amended and further amendment thereof now is considered desirable;

          NOW, THEREFORE, in exercise of the power reserved to the Company by
Section 11.2 of the Plan and pursuant to the authority granted to the undersigned officer by resolutions adopted by the Board of Directors of the Company, the Plan be and hereby is amended in the following particulars, effective as of August 1, 1995:

          1.  By deleting the second sentence from Section 2.2 of the Plan.

     Explanation. This particular deletes a sentence in the definition Accrued Benefit regarding the valuation of the Accrued Benefit. The deleted sentence was inaccurate given the change to daily valuation.

          2.  By deleting Section 2.12(d) from the Plan.

     Explanation. This particular deletes an operative rule in the definition of compensation dealing with participants in another incentive plan for a portion of a plan year that has now been included in the profit sharing allocation rules under Section 6.1.

          3.  By deleting Section 2.3 from the Plan.

     Explanation. Section 2.3 defining "active participant" has been deleted from the plan in an effort to streamline some of the plan's complex language. The operative rules that were included in the definition have been moved to the eligibility and participation provisions of Section 3.1 and to the extent applicable to the allocation rules under Section 6.1, 6.2, 6.3 and 6.4. Hopefully this change will help make the document more "user-friendly" with respect to these rules.


          4.  By substituting the following for the first sentence of Section
2.16 of the Plan:

     "Eligible Employee" means any full or part-time Employee employed by an Employer but excluding any Employee who is a member of a collective bargaining unit represented by a collective bargaining agent with which the Employer has or has had a bargaining agreement, unless such agreement requires that the Employee participate in the Plan. A full-time Employee is any regular Employee who is scheduled to work full-time hours (as determined by the Employer) on a regular and continuous basis (i.e. consistently for a period or six months or more) and a part-time Employee is any regular Employee who is scheduled to work on a regular and continuous basis (i.e. consistently for a period of six months or more) fewer hours per week than the hours of a full-time Employee. Employees whose period of employment is not expected to exceed six months shall not be considered either full or part-time regular Employees until such time as their period of employment has exceeded six months."

     Explanation. The definition of eligible employee has been modified by this particular to include references to full and part-time employees and to revise the exclusion of temporary employees. As we discussed at our meetings last summer on the summary plan description, temporary employees who complete a minimum service requirement must be entitled to participate in the plan. The complete exclusion of temporary employee under the prior definition presented a qualification issue for the plan. As revised, temporary employees will be eligible after they have been employed for six months.


          5.  By deleting Section 2.32 from the Plan:

     Explanation. The definition of "rollover contribution" in Section 3.23 needed to be revised to reflect the correct Code Section reference and in an effort to streamline

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     the plan language we incorporated the definition in Section 4.8 of the plan since that is the only place in the document that the definition is used.


          6.  By substituting the following for Section 2.38 of the Plan:

          "2.38.  'Valuation Date' means each business day during the Plan
     Year."

     Explanation. The definition of "valuation date" has been revised to reflect daily valuation.


          7. By renumbering the Sections in Article II and by making any appropriate cross-reference changes to reflect the deletions of Sections 2.2, 2.12(d), 2.3 and 2.32 above.


          8.  By substituting the following for Section 3.1 of the Plan:

          "3.1. Participation. Each Eligible Employee who was a Participant in the Plan on December 31, 1992 shall continue to be a Participant in the Plan on and after that date subject to the terms and conditions of the Plan. Each other Eligible Employee shall become a Participant on his date of hire provided that:

          (a) for purposes of Employer Profit Sharing Contributions, the Eligible Employee shall not be considered to be a Participant until the first January 1 or July 1 coincident with or next following his date of hire, and

          (b) for purposes of Employer Matching Contributions, the Eligible Employee shall not be considered to be a Participant until the first January 1 or July 1 coincident with or next following the date the Eligible Employee completes a year of Continuous Service (as defined in Section 8.5).

     Admission to participation in the Plan shall only be made when an Eligible Employee is not on an Authorized Leave of Absence or serving with the Armed Forces of the United States. For purposes of this Section 3.1, in the event that a particular January 1 or July 1 is not a regular business day, then this subsection shall be read to mean the first regular business day following such January 1 or July 1."

     Explanation. Section 3.1 has been revised to delete the old timing rules for participants' compensation reduction contribution elections now that such elections can be made immediately.


          9.  By substituting the following for Sections 3.3 and 3.4 of the
Plan:

          "3.3. Participation Upon Change of Job Status. An Employee who is not a Participant because he is not an Eligible Employee, shall become a Participant upon the date of his becoming an Eligible Employee; provided, that (a) such an Employee shall not be eligible for Employer Profit Sharing Contributions until the later of the date such Employee first satisfies the requirements of Section 3.1(a) (whether before or after becoming an Eligible Employee) and the date the Employee becomes an Eligible Employee and (b) such an Employee shall not be eligible for Employer Matching Contributions until the later of the date such Employee first satisfies the requirements of Section 3.1(b) (either before or after becoming an Eligible Employee) and the date such Employee becomes an Eligible Employee.

          3.4. Participation Upon Reemployment. An Eligible Employee who has a Termination of Employment and thereafter again becomes an Eligible Employee, shall become a Participant immediately upon becoming an Eligible Employee; provided, that (a) such an Employee shall not be eligible for Employer Profit Sharing Contributions until the later of the date such Employee first satisfies the requirements of Section 3.1(a) (whether before or after becoming an Eligible Employee again) and the date the Employee again becomes an Eligible Employee and (b) such an Employee shall not be eligible for Employer Matching Contributions until the later of the date such Employee first satisfies the requirements of Section 3.1(b) (either before or after becoming an Eligible Employee again) and the date such Employee again becomes an Eligible Employee.

          3.5. Leaves of Absence. A paid Authorized Leave of Absence will not interrupt continuity of service or participation in the Plan. A Participant who is on an unpaid Authorized Leave of Absence shall have his participation in the Plan suspended until the Participant returns to employment with an Employer. Employer Contributions for the Plan Year in which the Participant takes an unpaid Authorized Leave of Absence shall be based on the amount of the Participant's Employer Compensation Reduction Contributions made and Compensation earned as of the date the Participant's unpaid Authorized Leave of Absence commences. Upon return from an unpaid Authorized Leave of Absence to active employment with an Employer, an Eligible Employee shall be immediately eligible to commence participation in the Plan and the Employer Compensation Reduction election in effect at the time the Participant commenced his unpaid Authorized Leave of Absence shall be reinstated.

          3.6. Leased Employees. A Leased Employee, as defined below, shall not be eligible to participate in the Plan. A 'Leased Employee' means any person who is not an Employee of an Employer, but who has provided services to an Employer of the type which have historically (within the business field of such Employer) been provided by employees, on a substantially full-time basis for a period of at least one year, pursuant to an agreement between the Employer and a leasing organization. The period during which a Leased Employee performs services for an Employer shall be taken into account for purposes of this Article 3, unless (i) such Leased Employee is a participant in a money purchase plan maintained by the leasing organization which provides a non-integrated employer contribution rate of at least 10 percent of compensation, immediate participation for all employees and full and immediate vesting, and (ii) leased employees do not constitute more than 20 percent of the Employer's nonhighly compensated workforce."

          3.7. Restricted Participation. When payment of all of a Participant's Account Balance is not made following the Participant's Termination of Employment, the Participant or the Participant's Beneficiary will be treated as a Participant for all purposes of the Plan, except as follows:

          (a) The Participant will not be entitled to any Employer Profit Sharing or Employer Matching Contributions and may not elect to have further Employer Compensation Reduction Contributions made on his behalf,

          (b)  The Participant may not request a loan under the Plan, and

          (c) The Beneficiary of a deceased Participant cannot designate a Beneficiary.

     Explanation. Sections 3.3 and 3.4 of the plan have been revised to reflect the changes in the timing of participants' compensation reduction elections on changes in job status and reemployment. In addition, new rules regarding leaves of absence and leased employees have been added under Sections 3.5 and 3.6 and a provision articulating the participant status of a terminated participant has been added. Note that in both Sections 3.3 and 3.4 once an employee has satisfied the requirements for receiving employer profit sharing contributions (the occurrence of the first January 1 or July 1 coincident with or next following date of hire) and for receiving employer matching contributions (completion of a year of continuous service) the Employee is immediately eligible upon becoming an eligible employee again by reason of rehire or change in employment status. As we discussed, this may be somewhat inconsistent with one reading of the summary plan description that the employee becomes eligible immediately for all contributions. (See page 9 of SPD under "If You Leave Heller and Are Rehired").


          10.  By substituting the following for Sections 4.1 through 4.5 of the
Plan:

          "4.1. Employer Profit Sharing Contributions. Subject to Sections 11.1, 11.2 and 11.3, for each Plan Year each Employer shall contribute to the Trust on behalf of each of its Employees who is a Participant who is eligible to receive an Employer Profit Sharing Contribution (as provided in Section 6.1) an amount (generally expressed as a percentage of such Participant's Compensation) if any, determined by the Employer's Board of Directors. The Employer Profit Sharing Contribution shall be allocated and credited in accordance with Section 6.1 of the Plan. The Employer shall designate the Plan Year on account of which Employer Profit Sharing Contributions shall be made and shall specify the amount or a definite basis or formula by which the Employer Profit Sharing Contribution can be determined. The Employer may also specify that a portion of any contribution be designated as a "Special Employer Contribution" to be allocated in accordance with Section 6.2. of the Plan. Once allocated to Participants' Accounts, all Employer Profit Sharing Contributions, including any such contributions designated as Special Employer Contributions, shall be fully vested and nonforfeitable.

          4.2. Employer Compensation Reduction Contributions. Each Plan Year each Participant's Compensation shall be reduced by the amount (if any) specified in the Participant's Compensation Reduction Election and the amount by which the Participant's Compensation is reduced shall be contributed to the Trust by the Participant's Employer as an Employer Compensation Reduction Contribution. A Participant's Compensation Reduction Election shall specify the percentage (from a minimum of 1% to a maximum of 16% in fractional increments of up to two decimal points) of the Participant's Compensation the Participant elects to contribute to the Plan for the Plan Year. In no event shall the Employer Compensation Reduction Contributions of any Participant for any calendar year exceed $9,500 or such other amount as may be determined in accordance with regulations or rulings prescribed by the Secretary of the Treasury or his delegate pursuant to the provisions of Section 415(d) of the Code. For the

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     plan year ending December 31, 1995, a Participant may also elect, in such amounts as the Committee may determine, to have all or a portion of the Participant's profit sharing bonus contributed to the Plan as an Employer Compensation Reduction Contribution. The Committee may, in its dis-cretion, limit the monthly amount of Compensation Reduction Contributions for Participants to a pro rata portion of such annual limit with such rounding and other administratively desirable provisions as it from time to time deems appropriate. Once allocated to Participants' Accounts, all Employer Compensation Reduction Contributions shall be fully vested and non-forfeitable.

          4.3. Employer Matching Contributions. Effective for Plan Years beginning on and after January 1, 1995, for each Matching Contribution Period occurring during the Plan Year, each Employer shall contribute an Employer Matching Contribution equal to fifty percent (50%) (or such greater or lesser percentage determined by the Committee) of each eligible Participant's Employer Compensation Reduction Contributions made each month during the Matching Contribution Period up to a maximum of five percent (5%) (or such greater or lesser percentage as determined by the Committee) of the Participant's Compensation paid each month during such period; provided, that a Participant shall not be entitled to an Employer Matching Contribution unless the Participant was employed on the last regular business day of the Matching Contribution Period and no Employer Matching Contributions for any Matching Contribution Period shall exceed an amount or percentage of Compensation or Employer Compensation Reduction Contributions which may from time to time be established by the Committee. A Matching Contribution Period shall mean (a) each period beginning on the regular business day coincident with or next following January 1 and ending on the regular business day coincident with or next preceding the following June 30 and (b) each period beginning on the business day coincident with or next following July 1 and ending on the business day coincident with or next preceding the following December 31. Participants shall be vested in the Employer Matching Contributions allocated to their Matching Contribution Accounts in accordance with Section 8.5.

          4.4. Payment of Contributions. Employer Compensation Reduction Contributions shall be paid to the Trustee as soon as practicable after being withheld from Participants' Compensation but in no event shall such contributions be paid to the Trustee later than the time prescribed by law for making such contributions. Employer Profit Sharing Contributions and Employer Matching Contributions shall be contributed to the Trustee at such time as the Company shall determine, but in no event shall such contributions be made later than the due date for filing the Employer's federal income tax return (including extensions) for the Tax Year during which the last day of the Plan Year occurs.

          4.5. Compensation Reduction Elections. A Participant may make, change or revoke a Compensation Reduction Election at any time, provided that any such election, change or revocation shall apply solely to Compensation that is not yet payable as of the date of such election, change or revocation. A Participant's initial Compensation Reduction Election may be made at any time and shall be effective commencing with the first pay period following the date the Compensation Reduction Election is received by the Committee. The Compensation Reduction Election shall remain in effect, notwithstanding any change in Compensation, until such Participant shall change such Compensation Reduction Election or until he shall cease to be a Participant. A Participant's first Compensation Reduction Election shall be in writing. A change in or revocation of a Participant's Compensation Reduction Election may be made via telephone voice response at any time and shall be effective on (a) the first regular business day coincident or next following the 16th day of a month if the change or revocation is made after the 25th day of the prior month and before the 10th day of the current month, or (b) the first regular business day of the month if the change or revocation is made after the 10th day of the prior month, but before the 25th day of such prior month."

     Explanation. Sections 4.1 through 4.5 of the plan have been completely reworded in an attempt to make the rules contained in these Sections easier to understand. The reworked language also reflects the new methodology for matching contributions monthly but depositing matching contributions semi-annually (Section 4.3) and the ability to change a compensation reduction election via the telephone voice response system. Note that in Section 4.2 the profit sharing bonus election feature has been retained for the 1995 plan year only. This provision would be removed in the restatement to follow.


          11.  By adding the following sentence to Section 4.8 of the Plan:

     "A 'Rollover Contribution' means a rollover contribution as described in
     Section 402(c), Section 403(a)(4) or 408(d)(3) of the Code."

     Explanation. The definition of rollover contribution has been added to the rollover contribution provision.


          12. By substituting the term "Participant" for the term "Active Participant" wherever the latter term occurs in Article V of the Plan.

     Explanation. The substitution of the term "participant" for the term "active participant" was necessitated by the removal of the defined term active participant as noted in 3 above.


          13.  By substituting the following for Article VI of the Plan:

                                  "Article VI
                          Allocations of Contributions
                          ----------------------------

          6.1. Employer Profit Sharing Contributions. As of the last regular business day of the Plan Year, any Employer Profit Sharing Contribution (except for any portion designated as a Special Employer Contribution) shall be allocated and credited to the Employer Profit Sharing Accounts of Participants on whose behalf such a contribution is made. A Participant shall be eligible for an Employer Profit Sharing Contribution if the Participant (a) was employed by an Employer on the last business day of the Plan Year and was either employed on or before July 1 (or the first regular business day thereafter if July 1 is not a regular business day) or became an Eligible Employee after July 1 of the Plan Year but was immediately eligible to receive an Employer Profit Sharing Contribution as provided in
     Article III, (b) is not a Highly Compensated Employee for the Plan Year,
     (c) completed at least 900 Hours of Service during the Plan Year and (d) is eligible to participate in the Heller Incentive Plan. If a Participant was first employed after the first business day of the Plan but before the first business day coincident with or next following July 1 of the Plan Year, only the Participant's Compensation from July 1 through the end of the Plan Year shall be considered in determining the Participant's Employer Profit Sharing Contribution. In the case of a Participant who is eligible for an incentive plan other than the Heller Incentive Plan for a portion of the Plan Year, only that portion of the Participant's Compensation earned while the Participant was eligible for the Heller Incentive Plan shall be considered in determining the Participant's Employer Profit Sharing Contribution. Employer Profit Sharing Contributions shall generally be made and credited to Participants' Accounts by April 1 following the end of the Plan Year for which a contribution is made.

          6.2. Special Employer Contributions. As of the last business day of the Plan Year, any Special Employer Contribution shall be allocated to the Compensation Reduction Account of each Participant who is not a Highly Compensated Employee for the Plan Year, pro rata, according to such Participant's Employer Compensation Reduction Contributions for the Plan Year. Special Employer Contributions shall generally be made and credited to Participants' Accounts by April 1 following the end of the Plan Year for which a contribution is made.

          6.3. Employer Compensation Reduction Contributions. Employer Compensation Reduction Contributions shall be allocated and credited to the Compensation Reduction Accounts of Participants on whose behalf such contributions were made as soon as practicable following the date such contributions are deposited with the Trustee.

          6.4. Employer Matching Contributions. As of the last day of each Matching Contribution Period occurring during a Plan Year, Employer Matching Contributions made for such Matching Contribution Period shall be allocated and credited to the Matching Contribution Accounts of Participant's entitled to receive such Employer Matching Contributions. Employer Matching Contributions for a matching contribution period shall generally be made and credited in the first month following the end of the Matching Contribution Period."

     Explanation. Article 6 has been rewritten to reflect in a more concise manner the way the various contributions to the plan are allocated. Please note that these Sections need to be reviewed carefully with respect to when contributions are made and when they are credited to participants' accounts. These allocation provisions contain many of the operative rules previously found in the definition of "active participant".


          14. By deleting the last sentence from Section 7.6 of the Plan, substituting the following for Section 7.7 of the Plan, deleting Section 7.8 of the Plan and by redesignating existing Sections 7.9 and 7.10 thereof as Sections
7.8 and 7.9, respectively:

          "7.7. Investment Funds and Investment Elections. The Trust Fund will include one or more Investment Funds established by the Trustee at the direction of the Committee, which Investment Funds may be changed from time to time as determined by the Committee. The Investment Funds will be maintained in accordance with such investment policies as shall be adopted by the Committee and communicated to Participants. On any Valuation Date, a Participant may elect via telephone voice response the Investment Funds in which his Accounts are to be invested. Investment elections must be in increments of 1% based on a percentage totalling 100%. A Participant may elect to change his investment election with respect to the investment of any contributions made by him or for his benefit on any

     Valuation Date in accordance with rules and procedures adopted by the Committee for that purpose. Unless a Participant elects to change his investment election with respect to his Accounts, his Accounts will be invested in accordance with the Participant's last investment election. During any period in which no direction as to the investment of a Participant's Accounts is in effect, such Accounts will be invested in accordance with rules and procedures adopted by the Committee for such purpose. Investment election changes and transfers may be made on any Valuation Date via telephone voice response in accordance with such rules and procedures as the Committee shall adopt from time to time and communicate to Participants."

     Explanation. Substantial revisions have been made in the investment fund election and accounting rules in Sections 7.6, 7.7 and 7.8 to reflect daily valuations and the new telephone voice response system for investment elections. Rather than specify each of the investment options (as was done in the past) we have simply stated that one or more options as chosen by the Committee will be available. This information can then be provided in the SPD, as you have done, and the plan will not require an amendment each time a change is made in the options.


          15.  By substituting the following for Section 8.2(a) of the Plan:

          "(a) Method of Payment. If a Participant has a Termination of Employment for any reason other than the Participant's death, the Trustee shall distribute to the Participant his Accrued Benefit after the later of the date the Participant attains age 70 1/2 or the Participant's Termination of Employment, provided that the Participant may elect another date for distribution. The Participant's Accrued Benefit shall be valued on the date the Participant's Accrued Benefit is to be distributed or, if later, the date the Participant's election is received and the Participant's Accrued Benefit shall be distributed as soon as practicable thereafter. Payment shall be made in one lump sum."

     Explanation. Section 8.2(a) sets forth the rules for determining what amount of benefit is paid on a normal distribution and when it is paid. Accordingly, this particular revises the rules to reflect daily valuations. Unlike the former language, the new language is not extremely precise and, therefore, is more flexible. It simply provides that a participant's account will be valued on the date it is to be distributed with actual physical distribution made as soon as practicable after the valuation.
     This gives the plan administrator a time to fix the amount or value of the distribution and then a time frame to physically get the check out. This same language is employed below in Sections 8.3(b) regarding distributions upon death and 8.4(b) with respect to age 59 1/2 withdrawals.


          16.  By substituting the following for Section 8.3(b) of the Plan:

          "(b) Method of Payment. The distribution of the Participant's Accrued Benefit shall be made in the form of one lump sum to the Participant's surviving spouse, or as permitted in Section 8.3(a), to the other Beneficiary or Beneficiaries designated by the Participant, as soon as practicable prior to last date by which such distribution must be made by law as specified under paragraph (d) below; provided, that the surviving spouse, or other Beneficiary or Beneficiaries, may elect (if they are not prohibited by an election of the Participant from doing so) to receive distribution on an earlier date. The value of the Accrued Benefit shall be determined on the Valuation Date payment of the Accrued Benefit is processed and the value so determined shall be paid as soon as practicable thereafter."

     Explanation. Section 8.3(b) sets forth the rules for determining the amount of benefit that gets paid as a death benefit and when it gets paid. Payment is made prior to the last day by which payment must be made to comply with the Internal Revenue Code (i.e, by December 31 of the year the participant would have attained age 70 1/2 in the case of a surviving spouse and by December 31 of the calendar year which contains the fifth anniversary of the participant's death in the case of other beneficiaries) unless the surviving spouse or beneficiary elects an earlier payment. As with other valuation and timing rules, these rules have been revised to reflect daily valuation. (See explanation to 15 above).


          17. By adding the following sentence immediately following the first sentence of Section 8.4(a) of the Plan:

     "Notwithstanding the foregoing, a Participant may not request a distribution from the portion of his Accounts that represent the balance credited to a Participant's Accounts prior to January 1, 1989; earnings on Employer Compensation Reduction Contributions credited on and after January 1, 1989, and Employer Profit Sharing contributions and any earnings thereon credited on and after January 1, 1996."

     Explanation. The hardship withdrawal rules in Section 8.4 are revised by this particular to indicate that participants may not withdraw the balance credited to their accounts prior to January 1, 1984, earnings on employer compensation reduction contributions credited after January 1, 1989 and employer profit sharing contributions and earnings credited after January 1, 1996.

          18.  By substituting the following for Section 8.4(a)(3):

               "(3) Withdrawals under this Section 8.4(a) shall be paid first from the Participant's Employee Contribution Account, then from his Rollover Contribution Account, then from his Profit Sharing Contribution Account, then from his Matching Contribution Account, and finally from his Compensation Reduction Account."

     Explanation. Section 8.4(a)(3) has been revised to correspond to the changes made above in the introductory language to Section 8.4(a) on those portions of a participant's accounts that cannot be accessed through a hardship withdrawal.


          19. By substituting the following for the second sentence of Section 8.4(b) of the Plan:

     "The Participant's Accrued Benefit shall be valued on the Valuation Date on which payment of the withdrawal is processed and the amount the Participant has elected to receive under this Section shall be charged to the Participant's Accounts and distributed as soon as practicable thereafter."

     Explanation. Section 8.4(b) sets for the valuation rules on age 59 1/2 withdrawals and has been revised to reflect daily valuation. (See explanation to 15 above).


          20. By adding the following sentence at the end of Section 8.10 of the Plan:

     "Such distribution shall be made within 90 days of the last day of the calendar quarter in which the Participant terminates employment or dies."

     Explanation.  A 90-day distribution timing rule was added to the rules in
     Section 8.10 regarding payment of small amounts (i.e., $3,500 or less) to reflect plan administration.


          21. By adding the parenthetical "(excluding Employee Contributions made prior to July 1, 1983)" immediately after the words "Accrued Benefit" where they appear in the first sentence of Section 8.12(a)(2) of the Plan.

     Explanation. This particular amends the participant loan provision to state that employee contributions are not eligible for a loan.


          22.  By substituting the following for Section 8.12(b) of the Plan:

          "(b) Any loan made under this Section 8.12 shall comply with the following rules:

               (1) The loan, by its terms, shall be required to be repaid within 5 years, unless the loan is used to acquire a dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as a principal residence of the Participant, in which case the loan is required to be repaid within 10 years.

               (2) All loans, except as provided in the regulations prescribed by the Secretary of the Treasury, shall be amortized over the term of the loan in substantially level payments not less frequently than quarterly.

               (3) A Participant may not have more than two loans outstanding at any time. Participants may not make application for any loan within 18 months of receipt of a prior loan, unless the last preceding loan has been prepaid in full prior to application for such loan.

               (4) Effective October 1, 1995, there shall be a one-time administrative charge per loan for setting

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

                    up the loan and an annual maintenance fee payable from Participant's Accounts. The Committee shall determine a reasonable amount for such charges from time to time and communicate them to Participants.

               (5) Each loan shall be repaid through payroll deductions. The minimum loan repayment shall be $10 per pay period.

               (6) A Participant may prepay the full amount of any outstanding loan from the Plan, plus all interest accrued to the date of prepayment at any time. Partial prepayment or acceleration of loan repayment schedules shall be prohibited.

               (7) If a Participant is on an unpaid Authorized Leave of Absence, loan repayments must continue to be made by the Participant by cashier's check or money order at such times or in accordance with such schedule as the Committee shall determine."

     Explanation. This particular amends the loan provisions to reflect a number of changes to the loan rules particularly; that participants may not have more than two outstanding loans at any time; participants must wait 18 months before applying for a second loan; participants will be charged a set up fee and yearly administration fees; and repayments must be made by payroll deduction unless the participant is on a leave of absence in which case payments must be made by cashier's check or money order.


          23. By substituting the following for the last sentence of Section 8.12(c) of the Plan:

     "In the event that a Participant fails to make a loan payment within 90 days of the date it is due, the Plan may foreclose on the portion of the Participant's Accounts which secure the loan and which would be distributable to the Participant as of the earliest date the Participant could elect distribution. If a Participant has a Termination of Employment with an outstanding loan balance, the loan is required to be repaid in full within 90 days of such Termination of Employment, or the then outstanding balance plus any interest accrued to date will be treated as a taxable distribution."

     Explanation. This particular amends to loan provision covering foreclosure on a loan to state that a loan payment must be made with 90 days and upon termination any loan must be repaid in full within 90 days.

          24. By substituting the following for the last sentence of Section 8.12(d) of the Plan:

     "The interest and principal repayments of a Participant's loan shall be allocated to the Participant's accounts from which amounts were withdrawn to fund the loan pro rata according the amounts so withdrawn and shall be invested in accordance with the Participant's investment election applicable to new contributions made on the Participant's behalf."

     Explanation. This particular amends the loan provision to state how loan repayments will be credited to participant's accounts and how the repayments will be invested.

          IN WITNESS WHEREOF, the undersigned officer of Heller Financial, Inc. has caused the foregoing amendment to be executed this 9th day of September, 1996.


                                HELLER FINANCIAL, INC.


                                By /s/ Challis M. Lowe
                                --------------------------------
                                Its Executive Vice President
                                --------------------------------

ATTEST


By /s/ David M. Sherbin
----------------------------------------
Its Assistant Secretary & Senior Counsel
----------------------------------------

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